                                                                    Exhibit 3.15

                           ARTICLES OF INCORPORATION

                                      OF

                         SUMMIT CARE-TEXAS NO. 3, INC.

                                     *****


     We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

     The name of the corporation is SUMMIT CARE-TEXAS NO. 3, INC.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The purpose or purposes for which the corporation is organized are:

     To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR

     The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) without par value.

                                 ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                  ARTICLE SIX

     The street address of its initial registered office is c/o C T Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is:

                            C T CORPORATION SYSTEM.


                                 ARTICLE SEVEN

     The number of directors of the corporation may be fixed by the by-laws.

     The number of directors constituting the initial board of directors is Three (3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

              NAME                          ADDRESS
              ----                          -------

              Donald J. Amaral              2600 W. Magnolia Blvd.
                                            Burbank, CA. 91507-2100

              Frank S. Osen                 2600 W. Magnolia Blvd.
                                            Burbank, CA. 91507-2100

              William C. Scott              2600 W. Magnolia Blvd.
                                            Burbank, CA. 91507-2100

                                 ARTICLE EIGHT

                The names and addresses of the incorporators are:

                NAMES           ADDRESSES
                -----           ---------

                T. Cofer        818 W. Seventh St.
                                Los Angeles, CA. 90017

                D. Farber       818 W. Seventh St.
                                Los Angeles, CA. 90117

                T. Totaro       818 W. Seventh St.
                                Los Angeles, CA. 90017

                IN WITNESS WHEREOF, we have hereunto set our hands, this 27th day of August, 1993.


                                        /s/ T. Cofer
                                        ------------------------------
                                        T. Cofer Incorporator

                                        /s/ D. Farber
                                        ------------------------------
                                        D. Farber, Incorporator

                                        /s/ T. Totaro
                                        ------------------------------
                                        T. Totaro, Incorporator


STATE OF Los Angeles      )
                          )   ss:
COUNTY OF California      )


                I, Danilo A. Tiu, a notary public, do hereby certify that on this 27th day of August, 1994, personally appeared before me, T. Cofer, D. Farber, and T. Totaro, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators, and that the statements therein contained are true.

  [OFFICIAL NOTARY SEAL OF                         /s/ Danilo Tiu
       DANILO A. TIU                        -------------------------------
 NOTARY PUBLIC APPEARS HERE]                       Notary Public

             [LETTERHEAD OF SUMMIT CARE CORPORATION APPEARS HERE]



                            CONSENT TO USE OF NAME


     Summit Care-Texas No. 2, Inc., a corporation organized under the laws of the State of Texas, hereby consents to the organization of Summit Care-Texas No. 3, Inc. in the State of Texas.

     IN WITNESS WHEREOF, the said Summit Care-Texas No. 2, Inc. has caused this consent to be executed by its Vice President and attested under its corporate seal by its secretary, this 27th day of August, 1993.


                                        SUMMIT CARE-TEXAS NO. 2, INC.


                                        By: /s/ Melodye Stok
                                           ---------------------------
                                             Melodye Stok
                                           Its: Vice President


Attest:

/s/ Frank S. Osen
--------------------
 Frank S. Osen
Its: Secretary

                                                                FILED
                                                         in the Office of the
                                                     Secretary of State of Texas

                                                              FEB 28 1994

                                                         Corporations Section

                           ASSUMED NAME CERTIFICATE
                         FOR AN INCORPORATED BUSINESS


1. The assumed name under which the business or professional service is to be conducted or rendered is The Woodlands Health Care Center.

2. The name of the incorporated business or profession as stated in its Articles of Incorporation or comparable document is Summit Care Texas No. 3, Inc.

3. The state, country, or other jurisdiction under the laws of which it was incorporated is Texas, and the address of its registered or similar office in that jurisdiction is 350 N. St. Paul Street, Dallas, Texas 75201.

4. The period, not to exceed ten years, during which the assumed name will be used is February 28, 1994 through February 27, 2004.

                                        ********************
5.  The corporation is a (circle one): [business corporation], non-profit
                                        ********************
corporation, professional corporation, professional association or other
incorporated business or professional (please specify)                         .
                                                      -------------------------

6. If the corporation is required to maintain a registered office in Texas, the address of the registered office is 350 N. St. Paul Street, Dallas, Texas 75201 and the name of its registered agent at such address is C. T. Corporation System. The address of the principal office (if not the same as the registered office) is 2600 W. Magnolia, Burbank, California 91505.

7. If the corporation is not required to or does not maintain a registered office in Texas, the office address in Texas is N/A and if the corporation is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is N/A and its office address elsewhere is N/A.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (If applicable, you may use the designation "ALL" or "ALL EXCEPT"): Montgomery


                                        /s/ Frank Osen
                                        ----------------------------------------
                                        Frank Osen, Vice President and Secretary

    Before me on this 24th day of February, 1994, personally appeared Frank Osen and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.

(Notary Seal)                           /s/ Robbie Fasching
                                        ---------------------------------------
                                        Notary Public in and for the
                                        State of California
                                        My Commission Expires: April 23, 1996
                                                              -----------------
[SEAL OF ROBBIE FASCHING,
     NOTARY PUBLIC
     APPEARS HERE]